Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT
1. Parties. The parties to this Separation and Release Agreement (“Agreement”) are D. Keith Oden, the Employee (for yourself, your family, beneficiaries and anyone acting for you) (“you”), on one hand, and Camden Property Trust (the “Trust”) and your Employer, Camden Development, Inc. (“the Employer”), on the other hand.
2. End of Employment. Your employment with the Employer will end on August 31, 2026 (“Separation Date”). Regardless of whether you sign this Agreement, you will receive your final pay including accrued and unused vacation. All other benefits provided by or through the Employer will end on the Separation Date. You must not sign this Agreement before your Separation Date. Effective as of the Separation Date, the Second Amended and Restated Employment Agreement, dated as of July 11, 2002, between you and the Trust, as amended (the “Employment Agreement”), shall terminate and be of no force or effect, including but not limited to the sections thereof that by the terms of the Employment Agreement survive the termination of your employment.
3. Retirement Benefit. As consideration for your promises in this Agreement, if you enter into and abide by this Agreement and continue to comply with all company policies and procedures after you sign this Agreement, the Company will provide you with an additional retirement benefit (above and beyond any benefits you may otherwise be entitled to) in the form of a credit of $5,300,000.00 to a cash deferral account in your name under the Camden Property Trust Non-Qualified Deferred Compensation Plan, as amended and restated (the “DCP”). Such amount shall be credited as of your Separation Date and shall be adjusted for deemed investment earnings or losses after such date in accordance with the DCP and your applicable deemed investment elections thereunder. Such amount (as so adjusted through the applicable payment date or the last applicable earnings crediting date under the DCP prior to the payment date) shall be payable as a lump sum on (or within thirty (30) calendar days following) the fifth anniversary of your Separation Date. Such payment schedule may only be changed in accordance with the DCP’s rules for changing the time and form of payment applicable to DCP payment elections. All DCP payments are subject to all applicable withholding requirements. Once credited, such deferred compensation credit shall otherwise be subject to all applicable terms and conditions of the DCP.
You agree that such DCP credit is an item of value being provided in exchange for your promises in this Agreement, that you are not otherwise entitled to such DCP credit, and that you will not seek any other compensation in connection with the matters covered by this Agreement.
4. General Release. You release the Employer (plus its parents, subsidiaries, affiliates, predecessors, successors and any other entity related to it and all of its and their past and present directors, officers, employees and anyone else acting for any of them – all together “Releasees”) from all claims of any type to date, known or unknown, suspected or unsuspected, to the fullest extent allowed by law, including but not limited to anything to do with your employment or the end of your employment. This means you give up all claims and rights related to:
•pay, compensation, or benefits including bonuses, commissions, equity, expenses, incentives, insurance, paid/unpaid leave, profit sharing, or separation pay/benefits;

•compensatory, emotional or mental distress damages, punitive or liquidated damages, attorney fees, costs, interest or penalties;
•violation of express or implied employment contracts, covenants, promises or duties, intellectual property or other proprietary rights;
•unlawful or tortious conduct such as assault or battery; background check violations; defamation; detrimental reliance; fiduciary breach; fraud; indemnification; intentional or negligent infliction of emotional distress; interference with contractual or other legal rights; invasion of privacy; loss of consortium; misrepresentation; negligence (including negligent hiring, retention, or supervision); personal injury; promissory estoppel; public policy violation; retaliatory discharge; safety violations; posting or records-related violations; wrongful discharge; federal, state, or local notice requirements; or other federal, state or local statutory or common law matters;
•discrimination, harassment or retaliation based on age (including Age Discrimination in Employment Act or “ADEA” claims), benefit entitlement, citizenship, color, concerted activity, disability (including failure to accommodate or failure to engage in the interactive process), ethnicity, gender, gender identity and expression, genetic information, immigration status, income source, jury duty, leave rights, military status, national origin, parental status, reproductive health decision making, protected off-duty conduct, race, religion, retaliation, sexual orientation, union activity, veteran status, whistleblower claims in court (including under Sarbanes-Oxley, Dodd-Frank, and the False Claims Act claims), other legally protected status or activity; or any allegation that payment under this Agreement was affected by federally-prohibited discrimination; and
•any participation in any class or collective action against any Releasee.
5. State Law Rights and Limitations.
•Texas. Nothing in any part of this Agreement limits your rights to make truthful statements or disclosures regarding an act of sexual abuse, including but not limited to sexual assault or aggravated sexual assault.
6. Release Exclusions and Other Exceptions. Nothing in this Agreement restricts your rights with respect to claims or disputes that arise after the date you sign this Agreement or the factual basis thereof, including but not limited to: claims for breach of this Agreement; and claims that cannot be waived, such as for unemployment or worker’s compensation benefits. Nothing in any part of this Agreement limits your rights to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission or the National Labor Relations Board, or a state fair employment practices agency, or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; or (ii) communicate with law enforcement or your attorney. You nonetheless give up all rights to any money or other individual relief based on any agency or judicial decision, including class or collective action rulings. However, you may receive money properly awarded by the U.S. Securities and Exchange Commission (“SEC”) and the IRS as a reward for providing information to those agencies.

Separation and Release Agreement

7. Promise Not To Sue. A “promise not to sue” means you promise not to sue any Releasee in court. This is different from the General Release above. Besides releasing claims covered by the General Release, you agree never to sue any Releasee for any reason covered by the General Release. Despite this Promise Not To Sue, however, you may file suit to enforce this Agreement or to challenge its validity under the ADEA. If you sue a Releasee in violation of this Agreement: (i) you shall be required to pay that Releasee’s reasonable attorney fees and other litigation costs incurred in defending against your suit; or alternatively (ii) the Employer can require you to return all but $100.00 of the money provided to you under this Agreement. In that event, the Employer shall be excused from any remaining obligations that exist solely because of this Agreement.
8. Whistleblowing. You agree that (i) no one has interfered with your ability to report within the Employer possible violations of any law, and (ii) it is the Employer’s policy to encourage such reporting.
9. Board Service. Notwithstanding your separation as an employee of the Employer, as of the Separation Date, you are continuing to serve as a member of the Board of Trust Managers of the Trust. Nothing contained in this Agreement in any manner affects any pay, compensation or benefits that may in the future be due to you for such service in accordance with the Trust’s then-effective policies applicable to non-employee Trust Managers.
10. Future Cooperation. You agree to make yourself available to assist the Employer with transitioning your duties as well as with any investigations, legal claims, or other matters concerning anything related to your employment. You specifically agree to make yourself available to the Employer upon reasonable notice for interviews and fact investigations, to testify without requiring service of a subpoena or other legal process, and to voluntarily provide the Employer any employment-related documents you possess or control. “Cooperation” does not mean you must provide information favorable to the Employer; it means only that you will upon the Employer’s request provide information you possess or control. If the Employer requests your cooperation, it will reimburse you for reasonable time and expenses, provided you submit appropriate documentation.
11. Non-Disparagement. Except as provided in this Agreement’s Release Exclusions and Other Exceptions, including any applicable State Law Rights and Limitations, you promise not to do or say anything, verbally or in writing, directly or indirectly, that disparages, reflects negatively on or otherwise detrimentally affects any Releasee’s products or services.
12. Non-Admission. Neither the Employer's offer reflected in this Agreement nor any payment under this Agreement are an admission that you have a viable claim against the Employer or any other Releasee. Each Releasee denies all liability.
13. Confidentiality of Agreement. Except as required by law or the rules or regulations of the SEC or the New York Stock Exchange or provided in this Agreement’s Release Exclusions and Other Exceptions, including applicable State Law Rights and Limitations, you have not disclosed and will not disclose any terms of this Agreement, including any payment under this Agreement, to anyone except you may do so: (i) as may be required or permitted by law, including to any local, state or federal government agency for any reason or in response to legal process, such as a

Separation and Release Agreement

subpoena to testify at a deposition or in a court, without first notifying the Company; or (ii) to your immediate family members, religious advisors, medical or mental health providers, mental or behavioral health therapeutic support groups, spouse, legal counsel, financial advisors or tax preparers. Each of them is bound by this Confidentiality of Agreement provision, and a disclosure by any of them is a disclosure by you. Any disclosure by you outside the aforementioned exceptions will cause the Employer irreparable harm that money cannot undo. Accordingly, violation of this section will entitle the Employer to temporary and permanent injunctive relief.
14. Other Post-Employment Restrictions.
•Confidential Employer Information. You will not disclose or use any Confidential Employer Information other than for the Employer’s benefit, except as required by law. Confidential Employer Information is not limited to trade secrets; it includes any non-public Employer information related to the Employer’s business (or the business of any entity/person with which the Employer does business), such as budgets, customer/client lists, development, finances, marketing, operations, patents, pricing, research, resources, strategies, systems or technologies. You remain bound by any confidential information provisions of any prior agreement with the Employer. You will inform the Employer immediately if you receive a legal demand to disclose Confidential Employer Information, and you will not disclose such information while the Employer obtains a judicial ruling regarding the demand. Notwithstanding the above, pursuant to the federal Defend Trade Secrets Act, you cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret if that disclosure is made: (i) in confidence to a federal, state or local government official, either directly or indirectly, or to any attorney, and for the sole purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or similar proceeding, provided that filing is made under seal.
•Solicitation of Clients/Customers. If you worked with or learned Confidential Employer Information about any Employer clients/customers in your last year of work for the Employer, then for one year after you sign this Agreement you will not, directly or indirectly, in any manner solicit any such client/customer to remove any business or divert any prospective business from the Employer in a manner that would involve the use or disclosure of that Confidential Employer Information.
•Solicitation of Employees. If you worked with or learned Confidential Employer Information about any employee in your last year of work for the Employer, then for one year after you sign this Agreement you will not, directly or indirectly, in any manner: solicit any such person to end employment or another contractual relationship with the Employer; interfere with such a relationship; or hire any such person who was employed by or contracted with the Employer to perform work or services.
•Non-Compete. For one year after you sign this Agreement, you will not perform any work, in any capacity, for a competitor that is (i) similar to your work for the Employer

Separation and Release Agreement

during your last year of employment, and (ii) in the geographic area of your work during that year.
•Reasonable Restrictions. You agree that the post-employment restrictions above are: reasonable in duration, geographic area and scope; and necessary to protect the Employer's goodwill and other business interests. You further agree that breaching any of those covenants will cause the Employer immediate irreparable harm and will entitle the Employer to temporary and permanent injunctive relief.
15. Applicable Law. This Agreement shall be interpreted under federal law if that law governs, and otherwise under the laws of the State of Texas, without regard to its choice of law provisions.
16. Dispute Resolution. Any dispute regarding this Agreement will be decided through binding arbitration to take place in the state where you worked when you separated from employment. Further, any dispute regarding this Agreement shall be resolved by an experienced arbitrator licensed to practice law in the state where you worked when you separated from employment and selected in accordance with the rules of neutral commercial arbitration association JAMS1 as the exclusive remedy for such dispute under the organization’s commercial litigation rules or rules pertaining to a breach of contract claim. Notwithstanding the foregoing, the parties agree that any party may seek injunctive relief to enforce the terms of this agreement before a court of competent jurisdiction, including but not limited to emergency, preliminary, and/or permanent injunctive relief. Both parties waive their right to a jury trial. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction. The prevailing party in the arbitration is to be awarded reasonable attorneys’ fees and costs, according to proof.
17. Severability. If a court (or arbitrator) finds any part of this Agreement unenforceable, that part shall be modified and the rest enforced. If a court (or arbitrator) finds any such part incapable of being modified, it shall be severed and the rest enforced.
18. Enforcement. If you breach this Agreement, the Employer shall be entitled to preliminary and permanent injunctive relief plus attorneys’ fees the Employer incurs in enforcing this Agreement, unless otherwise expressly provided elsewhere in this Agreement, plus any additional relief determined to be appropriate. A decision not to enforce this Agreement does not waive future enforcement.
19. Entire Agreement. This Agreement is the complete understanding between you and the Employer. It replaces any other agreements, representations or promises, written or oral, including but not limited to the Employment Agreement.
20. Time to Consider. You have at least twenty-one (21) calendar days within which to consider this Agreement after receiving it. You must sign and return this Agreement to the Employer on

[1] Judicial Arbitration and Mediation Services

Separation and Release Agreement

your Separation Date if you want to receive the consideration listed at the beginning of this Agreement.
21. Time to Revoke. After you sign this Agreement, you have seven (7) calendar days to revoke it by sending written notice of revocation to the representative of the Employer signing below. This Agreement is not effective or enforceable until the revocation period expires. If you revoke this Agreement, you will not receive the consideration listed at the beginning of this Agreement.
22. Other Representations. You agree:
•You have received all pay, compensation, benefits, leave, time off, and/or expense reimbursements you are due to date, including for overtime or vacation/PTO;
•You have not suffered any on‑the-job injury or work-related illness for which you have not already filed a claim, and the end of your employment is not related to any such injury or illness;
•You do not have any pending lawsuits against the Employer;
•You were advised in writing, by getting a copy of this Agreement, to consult with an attorney before signing below;
•You have had the opportunity to negotiate this Agreement with the Employer, and this Agreement shall not be construed for or against either party as a drafter of its terms;
•You have relied on your own informed judgment, or that of your attorney if any, in deciding whether to sign this Agreement; and
•You are signing this Agreement knowingly and voluntarily.

/s/ D. Keith Oden	8/31/2026
D. KEITH ODEN	Date

/s/ Allison Dunavant
Camden Property Trust Camden Development, Inc. Name: Allison Dunavant Title: Senior Vice President of HR

Separation and Release Agreement